SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 1, 2009

CLASSIC COSTUME COMPANY, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-142704	20-8317658
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1903 North Barnes Ave
Springfield Mo. 65803
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

417-866-6565
(ISSUER TELEPHONE NUMBER)

1202 Lexington Avenue, Apt. 104
New York, NY 10028
504-737-3854
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Section 5 --    Corporate Governance and Management

Item 5.02       Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

Mr. E.  Todd Owens Vice-President resigned on April 10, 2009. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

No transactions occurred in the last two years to which the Company was a party in which Mr. Owens had or is to have a direct or indirect material interest except as previously reported in the Form SB-2 and amendments thereto which are incorporated herein by reference in their entirety. Mr. Owens does not have an employment agreement with the Company.

The management of the company, is as follows:

Name	Age	Position
Gary Spaniak, Jr.	45	Chief Executive Officer, Chief Financial Officer, and Director

Steve Markley	63	Secretary and Director

Gary Spaniak - Mr. Spaniak brings with him 25 years experience in the automobile industry including dozens of restorations, custom builds, and automotive marketing.  He has been the President and Director of a publicly traded company since 2001 and has been involved in the successful development of both public and private companies since 1984.  In the mid 1980s, Mr. Spaniak was President of Performance Tire and Wheel and American Discount Tire with 18 locations throughout Florida.  Mr. Spaniak also participated in the reorganization of National Car Rental, focusing on financial services and dealer development.  Mr. Spaniak participated in the development of dealerships and financial services operations for AutoNation, Inc.

Steve Markley –Mr. Markley brings over 40 years of corporate management experience and administrative knowledge. Since February 15, 2001 Mr. Markley also serves as Chief Executive Officer and Director of Interactive Brand Development, Inc. (IBDI), a diversified internet business company that traded on the American Stock Exchange from February 2004 through September 2005 and the Over-the-Counter Bulletin Board since September 2005. He also served as Chief Operating Officer of XenaCare Holdings, Inc. (XCHO) an Over-the Counter Bulletin Board Company from July 2008 through March 2009. XenaCare is a multi-faceted international neutraceutical company.  Mr. Markley served as President and CEO of Value Dining Incorporated, a franchise restaurant company in Southeast Florida doing business as Golden Corral Buffet and Grill from 1993 to 2001.

Item 5.03       Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year.

The Company filed with the Secretary of the State of Delaware to increase the authorized capital of the Corporation to be 105,000,000 (One Hundred Five Million), consisting of 100,000,000 (One Hundred Million) shares of common stock, par value of $0.001 and 5,000,000 (Five Million) shares of preferred stock, par value of $0.001 per shares.

Furthermore, the shares of common stock currently issued is to be split forward at a ratio of seven (7) new shares for each one (1) old share, with the par value remaining at $.001 per share.

Section 8 –     Other Events

Item 8.01       Other Events.

On February 5, 2009, the Board of Directors of the Registrant resolved to spin-off the Registrant’s wholly owned subsidiary, World Wide Relics, Inc., a Nevada corporation, to shareholders of record on November 1, 2008 (the “Record Date”).  Shareholders as of the Record Date shall receive one share of World Wide Relics, Inc. for each two shares held in the Registrant on the Record Date.  The spin off is to be effectuated with the filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission.

The Corporation has relocated its offices to the following address:
1903 North Barnes Ave
Springfield Mo. 65803
417-866-6565

Section 9 --    Financial Statement And Exhibits

Item 9.01       Financial Statement And Exhibits.

(c)           Exhibits.

Exhibit 3.1	Amendment to Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CLASSIC COSTUME COMPANY, INC.

Dated: April 13, 2009	By:	/s/ Gary Spaniak
Gary Spaniak
President